UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-9270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 23, 2023, 89bio, Inc. (the “Company”) entered into an underwriting agreement (“Underwriting Agreement”) with BofA Securities, Inc., SVB Securities, LLC and Evercore Group L.L.C., as the representatives of the underwriters named therein (the “Underwriters”), to issue and sell 16,923,077 shares of the Company’s common stock at a public offering price of $16.25 per share (the “Offering”). In addition, the Company has granted the Underwriters an option for a period of 30 days to purchase up to an additional 2,538,461 shares of its common stock at the public offering price, less the underwriting discounts and commissions.

The gross proceeds from the Offering are expected to be approximately $275 million before deducting customary underwriting discounts and offering expenses and before giving effect to the option to purchase additional shares, if exercised.

The securities described above were offered pursuant to a shelf registration statement (File No. 333-269471), which became effective on February 14, 2023. A final prospectus supplement dated March 23, 2023 relating to and describing the terms of the Offering was filed with the U.S. Securities and Exchange Commission on March 27, 2023. The Offering is expected to close on March 28, 2023.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the underwriters may be required to make because of such liabilities.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the issuance and sale of the shares of the common stock in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	89bio, Inc. Underwriting Agreement

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2023	89bio, Inc.

	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer